UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2018

ALTRA INDUSTRIAL MOTION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201 Braintree, Massachusetts		02184
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 917-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

Altra Industrial Motion Corp. (“Altra”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on April 24, 2018.  At the Annual Meeting, the stockholders:

(1)	elected all of the eight (8) nominees to serve as directors of Altra;
(2)	ratified the selection of Deloitte & Touche LLP as Altra’s independent registered accounting firm for the fiscal year 2018; and
(3)	approved an advisory vote to approve Altra’s 2017 named executive officer compensation.

The results for each matter voted on by the stockholders at the Annual Meeting were as follows:

Proposal 1.  Election of Directors:

	Shares "For"	Shares "Withheld"	Broker non-votes
Edmund M. Carpenter	23,637,016	726,197	1,424,346
Carl R. Christenson	23,642,447	720,766	1,424,346
Lyle G. Ganske	23,667,577	695,636	1,424,346
Margot L. Hoffman, Ph.D.	24,276,061	87,152	1,424,346
Michael S. Lipscomb	23,667,577	695,636	1,424,346
Larry McPherson	22,961,763	1,401,450	1,424,346
Thomas W. Swidarski	24,241,951	121,262	1,424,346
James H. Woodward Jr.	23,648,965	714,248	1,424,346

Proposal 2.  Ratification of Selection of Independent Registered Public Accounting Firm:

Shares “For”	24,859,672
Shares “Against”	761,614
Shares “Abstain”	166,273
Broker Non-Votes	N/A

Proposal 3.  Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (“Say on Pay”):

Shares “For”	24,084,833
Shares “Against”	274,405
Shares “Abstain”	3,975
Broker Non-Votes	1,424,346

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA INDUSTRIAL MOTION CORP.

/s/ Glenn Deegan
Name:	Glenn Deegan
Title:	Vice President, Legal and Human Resources, General Counsel and Secretary

Date: April 27, 2018